Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-204313, 333-197025, 333-167818, 333-140950, 333-122881, 333-113149, 333-103510, 333-70948, 333-33336, 333-04615) of Tivity Health, Inc. of our report dated March 6, 2017 relating to the financial statements  and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

Nashville, Tennessee
March 6, 2017